Exhibit 99.1

KENNEDY WILSON AND AXA INVESTMENT MANAGERS - REAL ASSETS ENTER INTO IRISH PRS JOINT VENTURE

May 8, 2018 – Global real estate investment company Kennedy Wilson (NYSE: KW) and AXA Investment Managers - Real Assets (“AXA IM - Real Assets”), a global leader in real asset investments and the leading(1) real estate portfolio and asset manager in Europe, announce that they have entered into a joint venture (“the Joint Venture”) targeting the Irish Private Rented Sector (“PRS”).

The Joint Venture with AXA IM - Real Assets, on behalf of its clients, is expected to commence with 1,173 units across three of Kennedy Wilson’s Dublin PRS schemes: Alliance, Clancy Quay and Sandford Lodge. These are premier PRS assets in prime city-centre and suburban Dublin locations. Kennedy Wilson will continue to hold its current 50% interest in the three assets.

The Joint Venture will seek PRS development and investment opportunities across Ireland, targeting Dublin and other large urban centres. Kennedy Wilson will act as overall asset manager for the Joint Venture.

Mary Ricks, President and CEO of Kennedy Wilson Europe, said: “The Kennedy Wilson Residential proposition of professionally managed, high quality PRS units and premium tenant amenities has cemented our brand in the Dublin PRS market. We have further proven our credentials as a pioneer in PRS developments, where we have already built or are under construction on 778 units across our Dublin PRS portfolio and have an attractive pipeline of future opportunities.

“The Dublin residential market has undergone significant structural change in the last five years leading to demand outstripping supply and making today’s announcement a milestone for our business in delivering much-needed rental housing. We are thrilled to be partnering with AXA IM - Real Assets, a global leader in real assets investment, and its team, who add extensive experience and significant value to our partnership. We are like-minded in sharing our positive vision and long-term outlook for the Irish PRS market and look forward to building out a premier PRS portfolio and capitalising on the exciting opportunities for future growth.”

John O’Driscoll, European Head of Transactions at AXA IM - Real Assets, commented: “We are long term investors in the private rented sector, and this transaction adds to our existing global residential portfolio which is valued at over €9 billion(2). At the same time, we are pleased to be forming a new joint venture with Kennedy Wilson, one of the biggest PRS investor/operators in Ireland.

“The portfolio is well placed to benefit from Dublin’s continued and growing position as an attractive destination for global companies’ European HQs, whilst the market also offers strong supply-demand dynamics. We believe that these supportive underlying market dynamics will allow us to extend our already strong pipeline of Irish PRS opportunities and we look forward to working with the team at Kennedy Wilson to execute these.”

-ENDS-

Irish PRS Joint Venture

(1)	Source: INREV/ANREV Fund Manager AUM Survey – May 2017 – in terms of assets under management

(2)	AXA IM – Real Assets’ data (unaudited)

About Kennedy Wilson
Kennedy Wilson (NYSE:KW) is a global real estate investment company. We own, operate, and invest in real estate both on our own and through our investment management platform. We focus on multifamily and office properties located in the Western U.S., UK, and Ireland.
For further information on Kennedy Wilson, please visit: www.kennedywilson.com.

Special Note Regarding Forward-Looking Statements
Statements in this press release that are not historical facts are “forward-looking statements” within the meaning of U.S. federal securities laws. These forward-looking statements are estimates that reflect our management’s current expectations, are based on assumptions that may prove to be inaccurate and involve known and unknown risks. Accordingly, our actual results or performance may differ materially and adversely from the results or performance expressed or implied by these forward-looking statements, including for reasons that are beyond our control. For example, we may not be able to maintain our current acquisition or disposition pace or identify future properties to acquire on terms we consider attractive, and our current property portfolio may not perform as expected. Accordingly, you should not unduly rely on these statements, which speak only as of the date of this press release. We assume no duty to update the forward-looking statements, except as may be required by law.

KW-IR
For further information, please contact:

Investors: Daven Bhavsar, CFA Director of Investor Relations +1 (310) 887-3431 dbhavsar@kennedywilson.com	Media: Emily Heidt Director of Public Relations +1 (310) 887-3499 eheidt@kennedywilson.com
Press: Ireland Q4 Public Relations Martin Mackin +353 1 475 1444 martin@q4pr.ie	UK FTI Consulting Dido Laurimore / Tom Gough +44 20 3727 1000 kennedywilson@fticonsulting.com
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